UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FARMER BROS. CO.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FARMER BROS. CO.

20333 South Normandie Avenue
Torrance, California 90502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 27, 2006

TO THE STOCKHOLDERS OF FARMER BROS. CO.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Farmers Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), will be held at the principal office of the Company located at 20333 South Normandie Avenue, Torrance, California 90502 on Monday, November 27, 2006, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.                To elect two Class III directors to the Board of Directors of the Company for a three-year term of office expiring at the 2009 Annual Meeting of Stockholders;

2.                To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007; and

3.                To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on October 4, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of the Board of Directors

John M. Anglin
Secretary
Torrance, California October 24, 2006

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. ESOP PARTICIPANTS SHOULD FOLLOW THE INSTRUCTIONS PROVIDED BY THE ESOP TRUSTEE, GREATBANC TRUST COMPANY. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

FARMER BROS. CO.

20333 South Normandie Avenue
Torrance, California 90502

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company” or “Farmer Bros.”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, November 27, 2006, at 10:00 a.m., Pacific Standard Time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting, and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and accompanying proxy card on or about October 26, 2006 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the principal office of the Company located at 20333 South Normandie Avenue, Torrance, California 90502.

Who Can Vote

You are entitled to vote if you were a stockholder of record of Farmer Bros. common stock (“Common Stock”) as of the close of business on October 4, 2006. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the offices of the Company located at 20333 South Normandie Avenue, Torrance, California 90502 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

Voting of Shares

Stockholders of record as of the close of business on October 4, 2006 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. There is no cumulative voting in the election of our directors. You may vote by attending the Annual Meeting and voting in person. You may also vote by completing and mailing the enclosed proxy card or the form forwarded by your bank, broker or other holder of record. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. Participants in the Farmer Bros. Co. Employee Stock Ownership Plan (the “ESOP”) should follow the instructions provided by the ESOP trustee, GreatBanc Trust Company. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

YOUR VOTE IS IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Voting by ESOP Participants

The ESOP owns approximately 18.6% of the outstanding Common Stock. Full time employees of Farmer Bros. participate in the ESOP. Each ESOP participant has the right to direct the ESOP trustee on how to vote the shares of Common Stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the proxy distributed by the ESOP trustee, the ESOP trustee will vote the shares represented by that proxy at the Annual Meeting. Shares of Common Stock represented by properly executed proxies will be voted by the ESOP trustee in accordance with the stockholder’s instructions. The ESOP trustee will vote all of the unallocated ESOP shares (i.e., shares of Common Stock held in the ESOP, but not allocated to any participant’s account) and allocated shares which ESOP participants have failed to vote in the same proportion as the voted allocated shares with respect to such issue. If other matters are presented for a vote at the Annual Meeting, the shares for which proxies have been received will be voted in accordance with the discretion of the proxies.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

Directors are elected by a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the two nominees for election to the Board at the Annual Meeting who receive the largest number of properly cast “for” votes will be elected as directors.

The ratification of the selection of Ernst & Young LLP (“EY”) requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against such proposal and broker non-votes will have no effect on the result of the votes on such proposal.

Shares Outstanding and Quorum

At the close of business on October 4, 2006, 16,075,080 shares of Common Stock were outstanding and entitled to vote. The Company has no other class of securities outstanding. A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy: (i) in favor of the election of all of the director nominees; and (ii) in favor of ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. A stockholder submitted a proposal relating to director indemnification for inclusion in this Proxy Statement which Farmer Bros. omitted pursuant to Rule 14a-8 of the Securities and Exchange Commission’s proxy rules. If the stockholder should present the proposal at the Annual Meeting, it is the intention of the persons named in the proxy to vote against such proposal. The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, other than one stockholder proposal relating to director indemnification properly omitted from this Proxy Statement under SEC rules, no other stockholder proposal was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by sending to the Company’s Secretary at the Company’s principal office at 20333 South Normandie Avenue, Torrance, California 90502, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your bank, broker or other nominee.

ITEM 1
ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”), the Board of Directors is divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Class III consists of two directors, continuing in office until this year’s Annual Meeting. Class I consists of three directors, continuing in office until the 2007 Annual Meeting. Class II consists of two directors, continuing in office until the 2008 Annual Meeting. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors will have the same remaining term as that of his or her predecessor.

The election of the Company’s directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the two nominees for election to the Board at the Annual Meeting who receive the largest number of properly cast “for” votes will be elected as directors.

Each share of Common Stock is entitled to one vote for each of the two director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the two nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Nominating Committee of the Board of Directors. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

Based on the recommendation of the Nominating Committee, Carol Farmer Waite and John H. Merrell are nominees for re-election to the Board as Class III directors. Each of the nominees would serve until his or her successor is elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. If elected at the Annual Meeting, Ms. Waite and Mr. Merrell would each serve until the 2009 Annual Meeting of Stockholders. No nominations were made by stockholders.

All of the present directors were elected to their current terms by the stockholders, with the exception of Carol Farmer Waite who was appointed by the Board on January 14, 2005, filling a vacancy created by the death of Roy E. Farmer on January 7, 2005. The Board has determined that all nominees for election to the Board at the Annual Meeting and all continuing directors are independent under the revised listing standards of The NASDAQ Stock Market, Inc. (“NASDAQ”), except for Messrs. Carson and Berger and Ms. Waite. The Board considered Mr. Coffman’s prior employment by the Company as Vice President, Sales from 1981 to 1986, and Messrs. Merrell and Samore’s membership on the Company’s ESOP Administrative Committee, and determined that such relationships do not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Set forth below is biographical information for each nominee and for each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among any directors of the Company. Other than as disclosed in the table below, none of the directors is a director of any other publicly-held company.

Nominees for Election to a Three-Year Term Expiring at the 2009 Annual Meeting

Name	Age	Served as Director Continuously Since	Board Committee Membership	Principal Occupation for the Last Five Years
Carol Farmer Waite	59	2005	None	Retired school teacher with Fountain Valley School District from 1971 through 2004.
John H. Merrell	62	2001	Audit Committee Compensation Committee Nominating Committee Search Committee	Partner in Accounting Firm of Hutchinson and Bloodgood LLP, Glendale, California.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2007 Annual Meeting

Name	Age	Served as Director Continuously Since	Board Committee Membership	Principal Occupation for the Last Five Years
Lewis A. Coffman	87	1983	Compensation Committee Nominating Committee Search Committee	Retired (former Vice President, Sales from 1981 to 1986).
Kenneth R. Carson	66	2004	None	Retired (former Vice President, Sales from March 1990 through July 30, 2004).
John Samore, Jr.	60	2003	Audit Committee Compensation Committee Nominating Committee Search Committee	Independent Consultant and CPA, Los Angeles, California since 2003; Tax Partner with Arthur Andersen LLP, Los Angeles, California, from 1971 to 2002.

Directors Continuing in Office Until the 2008 Annual Meeting

Name	Age	Served as Director Continuously Since	Board Committee Membership	Principal Occupation for the Last Five Years
Guenter W. Berger	69	1980	Search Committee

Chairman and CEO since August 11, 2005; President from August 11, 2005 through July 23, 2006; Interim President and CEO from January 9, 2005 through August 10, 2005; Vice President, Production prior to January 9, 2005.

Name	Age	Served as Director Continuously Since	Board Committee Membership	Principal Occupation for the Last Five Years
Thomas A. Maloof	54	2003	Audit Committee Compensation Committee Nominating Committee

Independent Consultant since June 2005; Chief Financial Officer of Hospitality Marketing Concepts, LLC, Irvine, California, a provider of loyalty membership programs for the hospitality and leisure industries, from 2001 through June 2005; President of Perinatal Practice Management—Alfigen The Genetics Institute, Pasadena, California, a national genetic testing provider, from 1999-2001. Mr. Maloof is also a director of PC Mall, Inc., a publicly traded company listed on NASDAQ.

ITEM 2
RATIFICATION OF SELECTION
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EY has audited the Company’s financial statements since 1997. A representative of EY is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of EY to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The vote “FOR” this proposal by the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the selection of EY.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 17, 2006 by: (i) each director and nominee; (ii) the Company’s Chief Executive Officer, and each of its other most highly compensated executive officers for fiscal 2006 (collectively, the “Named Executive Officers”); and (iii) all directors and nominees, Named Executive Officers and executive officers of the Company as a group. Roger M. Laverty III, the Company’s current President and Chief Operating Officer, is not listed in the table because he was not a Named Executive Officer during fiscal 2006. Mr. Laverty is included in the number of directors and executive officers as a group; however, as of October 17, 2006, Mr. Laverty did not beneficially own any shares of Common Stock.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Guenter W. Berger	8,936	(2)	*
Kenneth R. Carson	5,357	(3)	*
Lewis A. Coffman	150		*
Michael J. King	3,551	(4)	*
Thomas A. Maloof	1,000	(5)	*
John H. Merrell	500	(6)	*
John Samore, Jr.	500	(7)	*
John E. Simmons	7,596	(8)	*
Carol Farmer Waite	6,315,514	(9)	39.3%
All directors and executive officers as a group (11 persons)	6,343,104		39.5%

*                     Less than 1%

(1)           Information in this table is based on the Company’s records and information provided by directors, nominees, Named Executive Officers and executive officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and nominees, Named Executive Officers and executive officers has sole voting and/or investment power with respect to such shares.

(2)           Includes 5,060 shares held in trust with voting and investment power shared by Mr. Berger and his wife, and 3,876 shares beneficially owned by Mr. Berger through the ESOP, rounded to the nearest whole share.

(3)           Includes 1,500 shares owned outright, 2,857 shares beneficially owned by Mr. Carson through an IRA and 1,000 shares voted as custodian for Mr. Carson’s minor grandchildren.

(4)           Beneficially owned by Mr. King through the ESOP, rounded to the nearest whole share.

(5)           Beneficially owned by Mr. Maloof through an IRA.

(6)           Held in a revocable living trust with voting and investment power shared by Mr. Merrell and his wife.

(7)           Held in a revocable living trust with voting and investment power shared by Mr. Samore and his wife.

(8)           Includes 3,720 shares owned outright and 3,876 shares beneficially owned by Mr. Simmons through the ESOP, rounded to the nearest whole share.

(9)           Held in a family limited partnership (the “Farmer Family Partnership”) and various family trusts of which Ms. Waite (or a trust of which she is the sole trustee) is a general partner or the sole trustee, co-trustee, beneficiary and/or settlor. Ms. Waite is the indirect beneficial owner of: (i) 21,820 shares of Common Stock held in a revocable living trust of which she is the sole trustee, beneficiary and settlor (the “Waite Trust”), and over which she has sole voting and dispositive power; (ii) 2,617,530 shares of Common Stock as sole trustee of the Waite Trust which is a general partner of the Farmer Family Partnership, and over which she has shared voting and dispositive power with trusts for the benefit of Jeanne Farmer Grossman and Richard F. Farmer; and (iii) 3,695,162 shares of Common Stock as successor co-trustee of various family trusts, for the benefit of herself and family members, and over which she has shared voting and dispositive power with Jeanne Farmer Grossman and/or Richard F. Farmer. Ms. Waite disclaims beneficial ownership of 18,998 shares held in trusts for the benefit of her niece and nephews.

Principal Stockholders

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 17, 2006 (except as otherwise stated in the footnotes), by all persons (including any group deemed a “person” under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by the Company to be a beneficial owner of more than five percent (5%) of the Common Stock as of such date:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Farmer Group	6,399,822 shares(2)	39.8%
Employee Stock Ownership Plan	2,986,016 shares(3)	18.6%
Franklin Mutual Advisers, LLC	2,093,533 shares(4)	13.0%

(1)          Information in this table regarding beneficial owners of more than five percent (5%) of the Common Stock is based on information provided by them or obtained from filings under the Exchange Act. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the beneficial owners of more than five percent (5%) of the Common Stock has sole voting and/or investment power with respect to such shares. The address for all beneficial owners except Franklin Mutual Advisers, LLC is c/o Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502.

(2)          For purposes of Section 13 of the Exchange Act, Carol Farmer Waite, Richard F. Farmer, Jeanne Farmer Grossman, Trust A created under the Roy E. Farmer Trust dated October 11, 1957 (“Trust A”) and Farmer Equities, LP, a California limited partnership, comprise a group (the “Farmer Group”). The Farmer Group is deemed to be the beneficial owner of all shares beneficially owned by its members with shared power to vote and dispose of such shares. Each member of the Farmer Group is the beneficial owner of the following shares (in accordance with the beneficial ownership regulations, in certain cases the same shares of Common Stock are shown as beneficially owned by more than one individual or entity):

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Class	Shares Disclaimed	Sole Voting and Dispositive Power	Shared Voting and Dispositive Power
Carol Farmer Waite	6,315,514 shares	39.3%	18,998 shares	21,820 shares	6,312,692 shares
Richard F. Farmer	6,290,800 shares	28.3%	43,510 shares	21,820 shares	6,312,490 shares
Jeanne Farmer Grossman	4,130,952 shares	25.7%	6,030 shares	9,550 shares	4,127,432 shares
Trust A	1,463,640 shares	9.1%	—	1,463,640 shares	—
Farmer Equities, LP	2,617,530 shares	16.3%	—	2,617,530 shares	—

(3)          As of June 30, 2006, there were 846,737 allocated shares and 2,139,279 shares as yet unallocated to plan participants. The Trustee of the ESOP votes the shares held by the ESOP that are allocated to participant accounts as directed by the participants or beneficiaries of the ESOP. Under the terms of the ESOP, unallocated shares and allocated shares which ESOP participants have failed to vote will be voted proportionately to the vote of allocated shares by ESOP participants. The present members of the ESOP Administrative Committee are Roger M. Laverty III, John H. Merrell and John Samore, Jr. Each member of the ESOP Administrative Committee disclaims beneficial ownership of the securities held by the ESOP except for those that have been allocated to the member as a participant in the ESOP.

(4)          Franklin Mutual Advisers, LLC (“Franklin”) is reported to have sole voting and investment power over these shares pursuant to certain investment advisory contracts with one or more of Franklin’s clients, which advisory clients are the record owners of the 2,093,533 shares. Franklin’s address is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078, Attention: Bradley Takahashi.

BOARD AND COMMITTEE MATTERS

Board Meetings and Attendance

The Board held four meetings during fiscal 2006. Each director attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and committees of the Board on which he or she served (during the periods that he or she served) during fiscal 2006. In addition, the independent directors held four executive sessions during fiscal 2006. Each independent director attended at least 75% of the total number of executive sessions during fiscal 2006.

Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members’ attendance at its annual meetings of stockholders. All members of the Board were present at the 2005 Annual Meeting of Stockholders held on November 28, 2005.

Corporate Governance

Charters; Code of Conduct; Code of Ethics

The Board maintains charters for the Audit, Compensation and Nominating Committees. In addition, the Board has adopted a written Code of Conduct for all employees, officers and directors, and a Code of Ethics, within the meaning of Item 406(b) of Regulation S-K under the Exchange Act, applicable to the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, who is also the Company’s principal accounting officer. A copy of the amended and restated Audit Committee Charter adopted by the Board on August 24, 2006 is attached hereto as Annex A. Current committee charters, the Code of Conduct and the Code of Ethics are available to stockholders on the Company’s website at www.farmerbroscousa.com.

Director Independence

The Board believes that the interests of the stockholders are best served by having a number of objective, independent representatives on the Board. For this purpose, a director will be considered to be “independent” only if the Board affirmatively determines that the director as no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has recently evaluated all relationships between each director and Farmer Bros. and has made the following determinations with respect to each director’s independence:

Director	Status
Guenter W. Berger	Not independent(1)
Kenneth R. Carson	Not independent(2)
Lewis A. Coffman	Independent(3)
Thomas A. Maloof	Independent
John H. Merrell	Independent(3)
John Samore, Jr.	Independent(3)
Carol Farmer Waite	Not independent(4)

(1)          Mr. Berger is the Chairman and CEO of Farmer Bros. and, therefore, is not independent under the revised NASDAQ listing requirements.

(2)          Mr. Carson was previously Vice President, Sales of the Company from March 1990 through July 30, 2004. Since Mr. Carson was employed by the Company within the past three years, he is not independent under the revised NASDAQ listing requirements.

(3)          The Board considered Mr. Coffman’s prior employment by the Company as Vice President, Sales from 1981 to 1986, and Messrs. Merrell and Samore’s membership on the Company’s ESOP Administrative Committee, and determined that such relationships do not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

(4)          Ms. Waite is the sister of the late Roy E. Farmer and the daughter of the late Roy F. Farmer. Both Roy E. Farmer and Roy F. Farmer were employed by the Company up until their deaths in 2005 and 2004, respectively. As a result, Ms. Waite is not independent under the revised NASDAQ listing requirements.

Committees

The Board maintains the following committees to assist it in discharging its oversight responsibilities:

Audit Committee

The Company has a standing Audit Committee established in accordance with applicable provisions of the Exchange Act. The Audit Committee’s principal purposes are to oversee the accounting and financial reporting processes of the Company, the audits of the financial statements of the Company, and the qualifications and independence of the Company’s independent registered public accounting firm. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. During fiscal 2006, the Audit Committee met four times. John H. Merrell serves as Chairman, and Thomas A. Maloof and John Samore, Jr. serve as members of the Audit Committee. The Board has determined that at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 401(h)(2) of Regulation S-K under the Exchange Act. That person is John H. Merrell, the Audit Committee Chairman. Mr. Merrell is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board has determined that all Audit Committee members are independent under the revised NASDAQ listing requirements. The Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication.

Nominating Committee

The Nominating Committee is a standing committee of the Board and is comprised of Lewis A. Coffman, Thomas A. Maloof, John H. Merrell and John Samore, Jr. The principal purposes of the Nominating Committee are to identify persons qualified to become Board members and to recommend to the Board individuals to be selected as director nominees for the next annual meeting of stockholders or for appointment to vacancies on the Board. The Board has determined that all Nominating Committee members are independent under the revised NASDAQ listing requirements.

The Nominating Committee believes that its slate of nominees should include: the Chief Executive Officer of the Company; one or more nominees with upper management experience with the Company, in the coffee industry, in a complementary industry or who has desired professional expertise; three nominees who are independent and have the requisite accounting or financial qualifications to serve on the Audit Committee; and at least three nominees who are independent and have executive compensation experience to serve on the Compensation Committee. All nominees should contribute substantially to the Board’s oversight responsibilities. The Nominating Committee met one time in fiscal 2006 to nominate directors for election at the 2005 Annual Meeting.

The Nominating Committee will consider recommendations for director nominees from Company stockholders. Biographical information and contact information for proposed candidates should be sent to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, Attention: Secretary, subject to the notice provisions described below under the caption “Other Matters—Stockholder Proposals and Nominations.”  The Nominating Committee will evaluate candidates proposed by stockholders using the following criteria: Board needs (see discussion of slate of nominees above); relevant business experience; time availability; absence of conflicts of interest; and perceived ability to contribute to the Company’s success.

Compensation Committee

The Compensation Committee is a standing committee of the Board. Thomas A. Maloof serves as Chairman, and Lewis A. Coffman, John H. Merrell and John Samore, Jr. serve as members of the Compensation Committee. The Compensation Committee is responsible for assessing the overall compensation structure of the Company and for administering and reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and all other executive compensation and benefit programs currently in place at the Company. Additionally, the Compensation Committee is responsible for reviewing and evaluating the performance of the Company’s executive officers (including the Chief Executive Officer) and setting compensation for executive officers based on such evaluations. The Compensation Committee met four times in fiscal 2006. The Board has determined that all Compensation Committee members are independent under the revised NASDAQ listing requirements.

Search Committee

In fiscal 2006, the Board formed a Search Committee, comprised of Messrs. Berger, Coffman, Merrell and Samore, to identify a chief operating officer. The Search Committee met five times in fiscal 2006. Upon the retention of Roger M. Laverty III as the Company’s President and Chief Operating Officer, the Search Committee’s duties ceased.

Compensation and Indemnification of Directors

Directors of the Company who are also employees of the Company are not separately compensated for their service as directors. Non-employee directors of the Company were paid the following compensation for service as members of the Board of Directors and as members of Board committees in fiscal 2006:

Fiscal 2006 Non-Management Directors’ Compensation

Name	Annual Retainer	Annual Chair Fees	Annual Meeting Fees	All Other Compensation(1)	Total
Kenneth R. Carson	$25,000	—	$6,000	$7,899	$38,899
Lewis A. Coffman	$25,000	—	$22,500	$9,000	$56,500
Thomas A. Maloof	$25,000	$2,500	$20,500	—	$48,000
John H. Merrell	$25,000	$5,000	$30,000	—	$60,000
John Samore, Jr.	$25,000	—	$28,000	—	$53,000
Carol Farmer Waite	$25,000	—	$6,000	—	$31,000

(1)          Retiree life insurance premiums paid by the Company during fiscal 2006.

Annual Retainer and Meeting Fees

For fiscal 2006, each non-employee director received an annual retainer of $25,000 and meeting fees of $1,500 for each Board meeting and committee meeting (if not held in conjunction with a Board meeting) attended, except that the per meeting fee for Audit Committee members was $2,500. For fiscal 2007, the annual retainer and meeting fees will remain unchanged, subject to mid-year review.

Annual Chair Fees

For fiscal 2006, the Audit Committee Chairman and Compensation Committee Chairman received an additional annual retainer of $5,000 and $2,500, respectively. For fiscal 2007, the Audit Committee Chairman and Compensation Committee Chairman retainers will remain unchanged, subject to mid-year review.

Other Benefits

The members of the Board are also entitled to reimbursement of reasonable travel expenses from outside the greater Los Angeles area, in accordance with Company policy, incurred in connection with attendance at Board and committee meetings.

Indemnification

Under Farmer Bros.’ Certificate of Incorporation and Bylaws, the directors are entitled to indemnification from Farmer Bros. to the fullest extent permitted by Delaware corporate law.

On May 18, 2006, following approval by the Compensation Committee and review by independent counsel on behalf of the Compensation Committee, the Board of Directors approved a form of Indemnification Agreement (“Indemnification Agreement”) to be entered into between the Company and its directors and officers. Effective May 18, 2006, the Company entered into a separate Indemnification Agreement with each of the current members of the Board of Directors, including Guenter W. Berger, the Company’s Chairman and CEO, and each of the Company’s other executive officers, namely John E. Simmons, Treasurer and Chief Financial Officer, Michael J. King, Vice President, Sales, and John M. Anglin, Secretary. On June 2, 2006, the Company entered into an Indemnification Agreement with Roger M. Laverty III effective upon commencement of Mr. Laverty’s employment with the Company. The Company’s Board of Directors may from time to time authorize the Company to enter into additional indemnification agreements with future directors and officers of the Company.

The Indemnification Agreements provide, among other things, that the Company will, to the extent permitted by applicable law, indemnify and hold harmless each indemnitee if, by reason of his or her status as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of the Company or of any other enterprise which such person is or was serving at the request of the Company, such indemnitee was, is or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the indemnitee in connection with any such proceeding to the fullest extent permitted by applicable law. The Indemnification Agreements also provide that, in the event of a Potential Change in Control (as defined in the Indemnification Agreements), the Company will, upon request by the indemnitee, create a trust for the benefit of the indemnitee and fund such trust in an amount sufficient to satisfy expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in or defending any proceedings, and any judgments, fines, penalties and amounts paid in settlement in connection with any proceedings. The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Bylaws of the Company, or the Delaware General Corporation Law.

EXECUTIVE OFFICERS

Name	Age	Position Last Five Years
Guenter W. Berger	69

Chairman and CEO since August 11, 2005; President from August 11, 2005 through July 23, 2006; Interim President and CEO from January 9, 2005 through August 10, 2005; Vice President, Production prior to January 9, 2005.

Roger M. Laverty III	59

President and Chief Operating Officer since July 24, 2006. Previously President and Chief Executive Officer and Director of Diedrich Coffee, Inc., a specialty coffee roaster, wholesaler and retailer, from 2003 to December 2005; Interim Chief Operating Officer and Director of Sabeus Photonic, Inc., an in-fiber telecommunications company from 2001 to 2001; Chairman and Chief Executive Officer of Prime Advantage, Inc., a start-up company providing demand aggregation services for direct materials and freight to mid-market manufacturers and distributors from 2001 to 2002. Prior to 1999, various executive positions, including Chief Executive Officer and Director, of Smart & Final, Inc., an operator of non-membership grocery warehouse stores for food and foodservice supplies.

John E. Simmons	55	Treasurer, Chief Financial Officer.
Michael J. King	61	Vice President, Sales since August 2004; National Sales Manager from July 1994 through July 2004.
John M. Anglin(1)	59

Secretary since 2003 and Partner in the law firm of Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP, Pasadena, California since 2002; Partner in the law firm of Walker, Wright, Tyler and Ward, LLP, Los Angeles, California, previously.

(1)          Anglin, Flewelling, Rasmussen, Campbell & Trytten LLP (“AFRCT”) provided legal services to the Company in fiscal 2006, and we expect to continue to engage AFRCT to perform legal services in fiscal 2007.

All officers are elected annually by the Board of Directors and serve at the pleasure of the Board. There are no family relationships between any director or executive officer. Carol Farmer Waite is the sister of the late Roy E. Farmer and the daughter of the late Roy F. Farmer.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning compensation awarded to, paid to, or earned by the Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries for the fiscal years 2004 through 2006. Roger M. Laverty III, our current President and Chief Operating Officer, is not listed in the table because he did not begin his employment with us until fiscal 2007.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)(3)	All Other Compensation($)(4)
GUENTER W. BERGER(5)	2006	350,000	150,000	6,730	34,670	(6)
Chairman and CEO	2005	252,383	150,000	4,854	31,554	(6)
	2004	245,004	100,000	4,712	26,811	(6)
JOHN E. SIMMONS	2006	275,000	100,000	4,457	28,694	(7)
Treasurer and CFO	2005	236,179	100,000	4,327	25,696	(7)
	2004	228,555	100,000	3,847	20,993	(7)
MICHAEL J. KING	2006	275,000	100,000	5,288	31,910	(8)
Vice President, Sales (8/04 to Present)	2005	200,000	100,000	3,836	27,792	(8)
National Sales Manager (7/94 to 7/04)	2004	165,360	—	6,180	18,493	(8)

(1)          Fiscal 2005 and 2004 salary amounts have been restated to conform to the fiscal 2006 presentation as follows: (a) amounts paid to each Named Executive Officer for sick time accrued above the maximum accumulation amount has been re-categorized as “Other Annual Compensation”; and (b) miscellaneous income, including, among other things, personal use of a Company car, have been re-categorized as “Other Annual Compensation.”

(2)          Awarded and accrued under the Company’s 1982 Incentive Compensation Plan (the “1982 Plan”) for fiscal 2004 and 2005, and under the Company’s 2005 Incentive Compensation Plan (the “2005 Plan”) for fiscal 2006, paid during the following year, consistent with past practice.

(3)          Represents amounts paid to each Named Executive Officer for sick time accrued above the maximum accumulation amount. Excludes the value of perquisites and other personal benefits because the total value thereof received by the Named Executive Officers did not exceed the lesser of 10% of the Named Executive Officer’s salary and bonus or $50,000.

(4)          Fiscal 2005 and 2004 amounts have been restated to reflect term life insurance premiums paid by the Company under the Company’s executive life insurance plan.

(5)          Mr. Berger served as Vice President, Production through January 8, 2005, became Interim President and CEO on January 9, 2005, and became Chairman, President and CEO on August 11, 2005. On July 24, 2006, Roger M. Laverty III became President and Chief Operating Officer, at which time Mr. Berger relinquished the position of President. Information in the table reflects all compensation during fiscal 2005 and 2006 in all such capacities.

(6)          Includes: (i) term life insurance premiums paid by the Company under the Company’s executive life insurance plan of $10,401 in each of fiscal 2006, 2005 and 2004; and (ii) allocations under the ESOP of $24,269, $21,153 and $16,410, for fiscal 2006, 2005 and 2004, respectively.

(7)          Includes: (i) term life insurance premiums paid by the Company under the Company’s executive life insurance plan of $4,543 in each of fiscal 2006, 2005 and 2004; and (ii) allocations under the ESOP of $24,151, $21,153 and $16,450, for fiscal 2006, 2005 and 2004, respectively.

(8)          Includes: (i) term life insurance premiums paid by the Company under the Company’s executive life insurance plan of $7,641 in each of fiscal 2006 and 2005, and $4,869 in fiscal 2004; and (ii) allocations under the ESOP of $24,269, $20,151 and $13,624, for fiscal 2006, 2005 and 2004, respectively.

Incentive Compensation Plans

1982 Incentive Compensation Plan

Executive bonuses for fiscal 2004 and 2005 were determined under the 1982 Plan. Under the provisions of the 1982 Plan, a percentage of the Company’s annual pre-tax income was made available for discretionary cash or deferred awards. The percentage varied from three percent of pre-tax income over $14.0 million to six percent of pre-tax income of $24.0 million or more. The pool available for awards for each of fiscal 2004 and 2005 under the 1982 Plan was in excess of $14.0 million.

2005 Incentive Compensation Plan

On October 7, 2005, the Compensation Committee approved the 2005 Plan. Executive bonuses for fiscal 2006 were determined under the 2005 Plan. Under the 2005 Plan, at the beginning of each fiscal year, the Compensation Committee, as administrator, determines who will participate in the 2005 Plan, establishes a target bonus for each participant, and establishes both Company financial performance criteria and individual participant goals for the ensuing year. At year-end, bonuses are awarded based on the level of achievement of Company financial performance criteria and a participant’s original goals. The Compensation Committee has discretion to increase, decrease or entirely eliminate the bonus amount derived from the 2005 Plan’s formula. The maximum amount that can be awarded under the 2005 Plan is within the discretion of the Compensation Committee.

Other Benefits and Compensation

The benefits received by employee executive officers are the same as received by other employees except for those few benefits described below in the last paragraph of this section. For example, employee executive officers are eligible on the same basis as other employees for medical and life insurance, and participation in a pension plan, a 401(k) plan and the ESOP. The value of the employee executive officers’ 401(k) plan balances depends solely on the performance of investment alternatives selected by the employee executive officer from among the alternatives offered to all participants. The Company does not guarantee any minimum return on those investments. Upon retirement, employee executive officers receive benefits, such as a pension and retiree medical benefits, under the same terms as other retirees.

The few benefits available only to employee executive officers are: (i) benefits under an executive life insurance plan; and (ii) in the case of certain employee executive officers, use of a Company-owned automobile. Term life insurance premiums paid by the Company under the Company’s executive life insurance plan are shown in the Summary Compensation Table above under the heading “All Other Compensation.” During fiscal 2006, we provided Messrs. Berger and King with automobiles owned by the Company and paid the associated maintenance and operating costs. The value of these automobile benefits is not reported in the Summary Compensation Table as the total value of personal benefits received by the Named Executive Officers did not exceed the lesser of 10% of the Named Executive Officer’s salary and bonus or $50,000.

Indemnification

The Company has entered into the same form of Indemnification Agreement with each Named Executive Officer as is described above under the heading “Board and Committee Matters—Compensation and Indemnification of Directors.” The Indemnification Agreements do not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled, including any rights arising under the Certificate of Incorporation or Bylaws of the Company, or the Delaware General Corporation Law.

Retirement Plan

The following table shows estimated annual benefits payable for the 2006 plan year under the Company’s retirement plan (“Retirement Plan”) upon retirement at age 62 to persons at various average compensation levels and years of credited service based on a straight-life annuity. The Retirement Plan is a contributory defined benefit plan covering all non-union Company employees. The following figures assume that employee contributions (2% of annual gross earnings) are made throughout the employees’ first five years of service and are not withdrawn. After five years of participation in the Retirement Plan, employees make no further contributions. Benefits under a predecessor plan are included in the following figures. Maximum annual combined benefits under both plans generally cannot exceed the lesser of $205,000 or the average of the employee’s highest three years of compensation.

Annualized Pension Compensation for Highest 60 Consecutive Months	Credited Years of Service
in Last Ten Years of Employment	20	25	30	35
$100,000	$30,000	$37,500	$45,000	$52,500
$125,000	$37,500	$46,875	$56,250	$65,625
$150,000	$45,000	$56,250	$67,500	$78,750
$170,000	$52,500	$65,625	$78,750	$91,875
$200,000	$60,000	$75,000	$90,000	$105,000
$250,000	$63,000	$78,750	$94,250	$110,250
$300,000	$63,000	$78,750	$94,500	$110,250
$350,000	$63,000	$78,750	$94,500	$110,250

The earnings of executive officers by which benefits in part are measured consist of the amounts reportable under “Annual Compensation” in the Summary Compensation Table less certain allowance items (none in 2006).

The five year average compensation for purposes of the Retirement Plan of each of the Named Executive Officers (other than Guenter W. Berger who, after 39 years of credited service, began receiving annual retirement benefits of $85,023 in July 2004) and the number of years of service rounded to the nearest year (as of December 31, 2005) and credited to each of them under the Retirement Plan were as follows: John E. Simmons—$322,498 (24 years); and Michael J. King—$235,971 (32 years).

The above straight-life annuity amounts are not subject to deductions for Social Security or other offsets. Other payment options, one of which is integrated with Social Security benefits, are available.

Employment Agreement and Change in Control Arrangements

Employment Agreement

On June 2, 2006, the Company entered into an Employment Agreement with Roger M. Laverty III (the “Employment Agreement”), pursuant to which the Company employed Mr. Laverty as President and Chief Operating Officer commencing on July 24, 2006.

Under the Employment Agreement, Mr. Laverty’s initial annual base salary is $320,000. Mr. Laverty is entitled to participate in the 2005 Plan (or any successor plan). All 2005 Plan provisions will apply, except that the Target Awards (as defined in the 2005 Plan) made to Mr. Laverty under the 2005 Plan as a percentage of base salary will be equal to the Target Awards made to Mr. Berger. Additionally, Mr. Laverty is entitled to all benefits and perquisites provided by the Company to its CEO, including use of a Company car, paid vacation (pre-accrued for fiscal 2007), group health insurance, life insurance, key person life insurance, business travel insurance, retirement plan, 401(k) plan, employee stock ownership plan, cell phone, Company credit card, and business expense reimbursement.

Mr. Laverty’s employment may be terminated by the Company at any time with or without Cause (as defined in the Employment Agreement). Mr. Laverty’s employment also will terminate upon his resignation, with or without Good Reason (as defined in the Employment Agreement), death or permanent incapacity. Good Reason includes, among other things, the failure of the Company to adopt during calendar year 2007 a long-term incentive plan in which Mr. Laverty is eligible to participate, and the failure of the Board to elect Mr. Laverty as the Company’s CEO prior to January 1, 2008.

Under the Employment Agreement, upon termination for any reason, the Company will pay to Mr. Laverty his accrued base salary and accrued but unused vacation. In addition, if such termination occurs at the election of the Company without Cause or by Mr. Laverty’s resignation with Good Reason, Mr. Laverty will continue to receive his base salary and continuing health care benefits for a period of one (1) year from the effective termination date, plus an amount equal to his Target Award for the fiscal year in which such termination is effective, prorated through the effective termination date. Receipt of the severance amounts set forth in the preceding sentence is conditioned upon execution of a general release of claims against the Company. The Company will also pay a prorated portion of the Target Award in the event of death or disability. Notwithstanding the foregoing, if Mr. Laverty becomes eligible for severance benefits under the Change in Control Severance Agreement described below under the heading “Change in Control Arrangements,” the benefits provided under that agreement will be in lieu of, and not in addition to, the severance benefits under the Employment Agreement.

Change in Control Arrangements

On January 28, 2005, the Company entered into a Change in Control Severance Agreement with each of Guenter W. Berger, Michael J. King and John E. Simmons, as Named Executive Officers (the “Executive Officer Severance Agreements”), which provides certain severance benefits to such persons in the event of a Change in Control (as generally defined below). On June 2, 2006, the Company entered into a Change in Control Severance Agreement (“Laverty Severance Agreement” and, together with the Executive Officer Severance Agreements, the “Severance Agreements”) with Mr. Laverty effective upon commencement of his employment with the Company. Except as described below, the Laverty Severance Agreement is substantially the same as the Executive Officer Severance Agreements.

Each Severance Agreement expires at the close of business on December 31, 2006, subject to automatic one year extensions unless the Company or such executive officer notified the other no later than September 30, 2006 that the term would not be extended. Neither the Company nor any executive officer notified the other that the term would not be extended, so the term of each Severance Agreement has been extended to December 31, 2007, subject to possible further extensions. Notwithstanding the foregoing, if prior to a Change in Control, an executive officer ceases to be an employee of the Company, his Severance Agreement will be deemed to have expired.

Under each of the Severance Agreements, a Change in Control generally will be deemed to have occurred at any of the following times: (i) upon the acquisition by any person, entity or group of beneficial ownership of 50% or more of either the then outstanding Common Stock or the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; (ii) at the time individuals making up the Incumbent Board (as defined in the Severance Agreements) cease for any reason to constitute at least a majority of the Board; or (iii) the approval of the stockholders of the Company of a reorganization, merger, consolidation, complete liquidation, or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or any similar corporate transaction (other than any transaction with respect to which persons who were the stockholders of the Company immediately prior to such transaction continue to represent at least 50% of the outstanding Common Stock of the Company or such surviving entity or parent or affiliate thereof immediately after such transaction).

Under each Severance Agreement, if (i) a Change in Control occurs and the executive officer’s employment is terminated within the two years following the occurrence of the Change in Control by the Company other than for Cause, Disability (each as defined in the Severance Agreements) or death, or by Resignation for Good Reason (as defined in the Severance Agreements), or (ii) a Threatened Change in Control (as defined in the Severance Agreements) occurs and the executive officer’s employment is terminated during the Threatened Change in Control Period (as defined in the Severance Agreements) by the Company other than for Cause, Disability or death, or the executive officer demonstrates to the Incumbent Board that grounds for a Resignation for Good Reason likely will occur if a Change in Control occurs, such executive officer will be entitled to certain payments and benefits. In the event of such termination, such executive officer will be entitled to receive the following: (i) his base salary for the two year period following the date of termination, payable semi-monthly; (ii) two consecutive annual payments of fifty percent (50%) of his average bonus as reported in the Company’s proxy statement for the last three completed fiscal years prior to the occurrence of the event triggering benefits under the Severance Agreement payable within thirty (30) days after the end of the Company’s fiscal year commencing with the first fiscal year-end after such executive officer’s date of termination; provided, that the Laverty Severance Agreement provides that Mr. Laverty’s bonus payment will be based on the number of completed fiscal years that Mr. Laverty has been in the employ of the Company if fewer than three and, if a triggering event occurs before a bonus for fiscal 2007 is awarded to Mr. Laverty under the 2005 Plan, Mr. Laverty’s aggregate bonus amount will be $170,909; (iii) continued participation in the Company’s tax-qualified and non-qualified retirement, savings and employee stock ownership plans, and continued health, dental and life insurance benefits, in each case during the two year period following the date of termination (or such shorter period if such executive officer commences other employment prior to the end of the two year period, subject to certain exceptions in the case of health, dental and life insurance benefits); and (iv) outplacement services in an amount up to $25,000.

Each Severance Agreement provides that while such executive officer is receiving compensation and benefits thereunder, such executive officer will not in any manner attempt to induce or assist others to attempt to induce any officer, employee, customer or client of the Company to terminate its association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns. In the event such executive officer breaches this provision, all compensation and benefits under the Severance Agreement will immediately cease.

Compensation Committee Report

Compensation Committee

In fiscal 2006, the Compensation Committee consisted of independent directors. None of these directors participates in the compensation programs described in this report. The Compensation Committee is responsible for assessing the overall compensation structure of the Company and for administering and reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and all other executive compensation and benefit programs currently in place at the Company. Additionally, the Compensation Committee is responsible for reviewing and evaluating the performance of the Company’s executive officers (including the CEO) and setting compensation for executive officers based on such evaluations.

Compensation Philosophy and Objectives

Our executive compensation program consists of the following components:

Annual base salary;

Annual incentive bonus under the 2005 Plan; and

Allocation of shares of Common Stock under the ESOP.

Annual corporate and individual performance are key factors in determining the amount of annual bonuses awarded under the 2005 Plan. Other forms of compensation are not directly tied to the Company’s annual performance.

The Compensation Committee believes that once base salaries of executive officers are established at competitive levels, increases should generally reflect cost of living changes and adjustments for market competitiveness, and that individual performance should be rewarded by bonuses or other incentive compensation awards. The Compensation Committee believes that most of the executive officers will be incentivized to a greater degree by such a program. The Compensation Committee reviews the performance of each executive officer on at least an annual basis.

Total Compensation

Base Salaries

In 2003 the Compensation Committee obtained a compensation study prepared by Valumetrics Advisors, Inc. relating to officer and director compensation. The report concluded that the executive officers employed by the Company at the time of the study were underpaid when compared to their counterparts at size-adjusted peer group companies. Accordingly, the Compensation Committee has sought to establish base salaries of the Company’s executive officers at levels that, in the judgment of the Compensation Committee and the Board of Directors, are sufficiently competitive to retain qualified executive officers.

Effective June 26, 2006, the base salaries of the Company’s executive officers for the fiscal year ending June 30, 2007 will be as follows: $365,750 for Guenter W. Berger, Chairman and CEO; $320,000 for Roger M. Laverty III, President and Chief Operating Officer; $287,375 for John E. Simmons, Treasurer and CFO; and $287,375 for Michael J. King, Vice President, Sales. Mr. Laverty’s base salary remains unchanged from the amount set forth in his Employment Agreement. The increase in base salaries from fiscal 2006 levels for Messrs. Berger, Simmons and King reflect cost of living changes.

Incentive Compensation Plan

Prior to fiscal 2006, the Company made awards to its executive officers under the 1982 Plan. Under the provisions of the 1982 Plan, a percentage of the Company’s annual pre-tax income was made available for discretionary cash or deferred awards. The percentage varied from three percent of pre-tax income over $14.0 million to six percent of pre-tax income of $24.0 million or more.

The 1982 Plan has been replaced by the 2005 Plan. For fiscal 2006, the Compensation Committee designated Guenter W. Berger, John E. Simmons and Michael J. King as participants in the 2005 Plan. The Compensation Committee set the target awards of Messrs. Berger, Simmons and King at $200,000, $150,000 and $150,000, respectively. Mr. Laverty was not eligible to participate in the 2005 Plan during fiscal 2006 since his employment with the Company did not commence until fiscal 2007.

At year-end, bonuses were awarded by the Compensation Committee based on the level of achievement of Company financial performance criteria and each participant’s individual goals. The Compensation Committee has discretion to increase, decrease or entirely eliminate the bonus amount derived from the 2005 Plan’s formula. For fiscal 2006 the Committee determined to exercise its discretion in light of many circumstances and issues that have arisen during the last fiscal year. Based on the foregoing, the Compensation Committee approved fiscal 2006 cash incentive bonuses for the Company’s executive officers as follows: $150,000 for Mr. Berger; $100,000 for Mr. Simmons; and $100,000 for Mr. King.

Total awards for fiscal 2006 and fiscal 2005 were $350,000, as compared to $675,000 for fiscal 2004.

Employee Stock Ownership Plan

In 2000, the Company adopted the ESOP. Pursuant to the terms of the ESOP, the Company may contribute up to fifteen percent (15%) of the participant’s annual compensation to the ESOP. ESOP assets are allocated in accordance with a formula based on participant compensation. In order to participate in the ESOP, a participant must complete at least one thousand hours of service to the Company within twelve consecutive months. A participant’s interest in the ESOP becomes one hundred percent vested after five years of service to the Company. Benefits are distributed from the ESOP at such time as a participant retires, dies or terminates service with the Company in accordance with the terms and conditions of the ESOP. Benefits may be distributed in cash or in shares of Common Stock. No participant contributions are allowed to be made to the ESOP.

Company contributions to the ESOP may be in the form of Common Stock or cash. Alternatively, the ESOP can borrow money from the Company or an outside lender and use the proceeds to purchase Common Stock. Shares acquired with loan proceeds are held in a suspense account and are released from the suspense account as the loan is repaid. The loan is repaid from the Company’s annual contribution to the ESOP. The shares of Common Stock that are released are then allocated to participants’ accounts in the same manner as if they had been contributed to the ESOP by the Company. The allocation of ESOP assets is determined by a formula based on participant compensation. The ESOP is intended to satisfy any applicable requirements of the Internal Revenue Code of 1986, as amended, and the Employee Retirement and Income Security Act of 1974. As of June 30, 2006, the ESOP owned of record 2,986,016 shares of Common Stock, including 846,737 allocated shares and 2,139,279 shares as yet unallocated to plan participants.

The ESOP was established to provide long-term incentive compensation for the Company’s employees. The Named Executive Officers participate in the ESOP in the same manner as all other participants. An unaffiliated bank is trustee of the ESOP. The present members of the ESOP Administrative Committee are Roger M. Laverty III, John H. Merrell and John Samore, Jr.

CEO Compensation

For fiscal 2006, Mr. Berger’s base salary, incentive compensation and ESOP award were determined in accordance with the criteria described previously. Mr. Berger earned $350,000 in base salary compensation during fiscal 2006. In August 2007, Mr. Berger’s base salary for fiscal 2007 was increased to $365,750 (effective retroactively to June 26, 2006) to reflect cost of living changes. Mr. Berger’s base salary is not directly related to Company performance.

In recognition of the Company’s financial performance and Mr. Berger’s realization of certain individual goals, Mr. Berger was awarded an annual incentive bonus of $150,000 for fiscal 2006. While overall corporate performance is considered, the CEO’s incentive compensation is in part determined by a subjective evaluation of his individual performance.

For fiscal 2006, Mr. Berger received an allocation under the ESOP of $24,269.

Laverty Employment Agreement

During fiscal 2006, with the approval of the full Board of Directors, the Compensation Committee determined that the interest of the Company and its stockholders would be best served by the Company entering into an Employment Agreement with Roger M. Laverty III as President and Chief Operating Officer. The Compensation Committee believes that such Employment Agreement benefits the Company and its stockholders by permitting the Company to attract and retain an executive officer with demonstrated leadership abilities and to secure the services of such executive officer at agreed upon terms. The compensation payable to Mr. Laverty pursuant to the Employment Agreement is consistent with the compensation policies of the Company as established by the Compensation Committee.

Compensation Committee
of the Board of Directors

Thomas A. Maloof, Chairman
Lewis A. Coffman
John H. Merrell
John Samore, Jr.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Lewis A. Coffman, John H. Merrell, Thomas A. Maloof and John Samore, Jr., all of whom are outside directors. Mr. Coffman is a retired executive officer of the Company.

PERFORMANCE GRAPH

The chart set forth below shows the value of an investment of $100 on June 30, 2001 in each of Farmer Bros. Common Stock, the Russell 2000 Index and the Value Line Food Processing Index. All values assume reinvestment of the pre-tax value of dividends paid by companies included in these indices and are calculated as of June 30 of each year. The historical stock price performance of the Company’s Common Stock shown in the performance graph below is not necessarily indicative of future stock price performance.

Comparison of Five-Year Cumulative Total Return
Farmer Bros. Co., Russell 2000 Index and Value Line Food Processing Index
(Performance Results through 6/30/06)

	2001	2002	2003	2004	2005	2006
Farmer Brothers Co.	100.00	157.70	149.04	119.15	100.46	99.73
Russell 2000 Index	100.00	90.25	87.46	115.39	124.78	141.36
Value Line Food Processing Index	100.00	122.98	116.95	146.86	155.63	159.93

Source:           Value Line, Inc. Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Jonathan Waite, the son of Carol Farmer Waite who is a director and nominee for director, is employed by the Company as Special Projects Manager and Manager of Green Coffee Purchasing. During fiscal 2006, Mr. Waite received an annual salary of $50,362 plus customary benefits available to other similarly situated employees. For fiscal 2007, the Company has agreed to pay Mr. Waite an annual salary of $63,360 plus customary benefits available to other similarly situated employees.

Timothy King, the son of Michael J. King who is the Company’s Vice President, Sales, is currently employed by the Company as a Branch Manager in Lake Havasu, Arizona. During fiscal 2006, Timothy King received an annual salary and incentive pay totaling $66,885 plus customary benefits available to other similarly situated employees. For fiscal 2007, the Company has agreed to pay Timothy King an annual salary of $61,080 plus incentive pay to be determined through fiscal 2007 and customary benefits available to other similarly situated employees.

The Company has entered into an Employment Agreement with Roger M. Laverty III, President and Chief Operating Officer, and Severance Agreements with Mr. Laverty and each of its Named Executive Officers. For a description of these agreements, see the section above entitled “Executive Compensation-Employment Agreement and Change in Control Arrangements.”

The Company has entered into Indemnification Agreements with each of its directors and executive officers. We intend to enter similar agreements with future directors and executive officers. For a description of these agreements, see the sections above entitled “Board and Committee Matters—Compensation and Indemnification of Directors” and “Executive Compensation—Indemnification.”

AUDIT MATTERS

Audit Committee Report

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. EY, the Company’s independent registered public accounting firm for fiscal 2006, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, EY will express its own opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the Audit Committee Report for fiscal 2006 is as follows:

1.                The Audit Committee has reviewed and discussed with management and EY the Company’s audited consolidated financial statements as of and for the year ended June 30, 2006, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s evaluation of the Company’s internal control over financial reporting.

2.                The Audit Committee has discussed with EY the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

3.                The Audit Committee has received and reviewed written disclosures and the letter from EY required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with EY that firm’s independence.

4.                Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

Audit Committee of the Board of Directors

John H. Merrell, Chairman
Thomas A. Maloof
John Samore, Jr.

Independent Registered Public Accounting Firm

The following summarizes the fees paid to EY for the fiscal years ended June 30, 2006 and 2005:

Type of Fees	2006	2005
Audit Fees	$487,500	$615,000
Audit-Related Fees	0	0
Tax Fees	81,000	282,000
All Other Fees	0	0
Total Fees	$568,500	$897,000

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to EY for the audit of the Company’s annual consolidated financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects;

for attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. Audit fees include $235,000 and $390,000 in fiscal 2006 and 2005, respectively, to examine Company documentation related to management reporting under Section 404 of the Sarbanes-Oxley Act of 2002. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting, including services in connection with assisting the Company in its compliance with its obligations under Section 303 of the Sarbanes-Oxley Act of 2002 and related regulations. “Tax fees” are fees for tax compliance, tax advice and tax planning, including state tax representation and miscellaneous consulting on federal and state taxation matters.  “All other fees” are fees for any services not included in the first three categories. For fiscal 2006 and 2005, EY provided no services other than audit and tax services. The Audit Committee has concluded that EY’s provision of audit and non-audit services to the Company is compatible with EY’s independence.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accounting firms, the Audit Committee has pre-approved all audit and permissible non-audit services provided by EY.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on the Company’s review of the reports filed by Reporting Persons, and written representations from Reporting Persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended June 30, 2006, the Reporting Persons met all applicable Section 16(a) filing requirements except that a Form 3/A by Farmer Equities, LP and Form 4/A by Carol Farmer Waite, Richard F. Farmer and Jeanne Farmer Grossman were filed on September 20, 2006 to correct information previously reported on Form 3 and Form 4 on December 14, 2005.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and form of proxy for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2007 proxy statement, stockholder proposals must be received by the Company no later than June 28, 2007, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to the Company’s Bylaws

The Company’s Bylaws contain an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s proxy statement. A stockholder who desires to nominate a director or bring any other business before the stockholders at the 2007 Annual Meeting must notify the Company in writing, must cause such notice to be delivered to or received by the Secretary of the Company no earlier than August 1, 2007, and no later than August 31, 2007, and must comply with the other Bylaw provisions summarized below; provided, however, that in the event that the 2007 Annual Meeting is called for a date that is not within thirty (30) days before or after November 27, 2007, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the 2007 Annual Meeting was mailed or such public disclosure of the date of the 2007 Annual Meeting was made, whichever first occurs.

The Bylaws provide that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company within the timeframes described above. Each such notice must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (b) as to the stockholder giving notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The notice given by a stockholder regarding other business to be brought before an annual meeting of the stockholders must set forth (a) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class and number of shares of stock of the Company which are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with the proposal and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

You may write to the Secretary of the Company at the Company’s principal executive office, 20333 South Normandie Avenue, Torrance, California 90502, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Communication with the Board

The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive office, 20333 South Normandie Avenue, Torrance, California 90502. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials and annual report. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your request to Mr. John E. Simmons, Chief Financial Officer, Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California 90502, or contact Mr. John E. Simmons by telephone at (310) 787-5200, and the Company will deliver a separate copy of the annual report or proxy statement upon request. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their bank or broker.

Annual Report to Stockholders

The 2006 Annual Report to Stockholders (which includes the Company’s Annual Report on Form 10-K, as filed with the SEC for the fiscal year ended June 30, 2006) is included with this Proxy Statement. The 2006 Annual Report is neither incorporated by reference in this Proxy Statement nor part of the proxy soliciting material. A copy of the Company’s Annual Report on Form 10-K also may be obtained by persons entitled thereto, without charge, by writing to Farmer Bros. Co., 20333 South Normandie Avenue, Torrance, California  90502, Attention: Chief Financial Officer.

By Order of the Board of Directors

John M. Anglin
Secretary
October 24, 2006

Annex A

FARMER BROS. CO.
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

(as adopted by the Board of Directors on August 24, 2006)

Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Farmer Bros. Co. (the “Company”) is established for the principal purposes of overseeing the accounting and financial reporting processes of the Company and the audit of its financial statements. The Committee is established to assist the Board in overseeing: (i) the integrity of the Company’s financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of the Company’s independent auditor; (iv) the Company’s compliance with legal and regulatory requirements in connection with related person transactions; and (v) the Company’s system of disclosure controls and system of internal financial, accounting and legal compliance controls. The Committee shall also provide an open avenue of communication among the independent auditors, financial and other senior management of the Company and the Board.

Organization, Membership and Meetings

1.     The Committee shall be comprised of at least three directors who meet the independence, expertise and other qualification standards required by the Sarbanes-Oxley Act of 2002 and the regulations thereunder (the “Act”), the Securities and Exchange Commission (“SEC”) and The Nasdaq Stock Market (“Nasdaq”) or other securities exchange upon which the Company’s securities are traded. Without limiting the foregoing, each director appointed to the Committee shall be independent of the management of the Company, both directly and indirectly, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. No Committee member shall be an affiliated person of the Company or receive any compensation other than in his or her capacity as a member of the Committee, the Board of Directors or other Board committee, or as otherwise permitted by the listing standards and SEC rules. The Committee members shall have a working familiarity with basic finance and accounting practices and have the knowledge and experience required to fulfill their responsibilities, as specified by Nasdaq requirements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in that individual’s financial sophistication, including being or having been a chief executive officer, a chief financial officer or other senior officer with financial oversight responsibilities and, therefore, shall qualify as a “financial expert,” as contemplated by the Act, and SEC and Nasdaq rules. The identity of such member(s) shall be disclosed in periodic filings as required by the SEC.

2.     Members of the Committee shall be appointed by the Board. Members of the Committee shall continue to be Committee members until their successors are appointed and qualified or until their earlier retirement, resignation or removal. Any member may be removed, with or without cause, by the approval of a majority of the independent directors then serving on the full Board. The Board may fill any vacancies on the Committee by a majority vote of the directors then in office.

3.     The Committee shall meet at least four times a year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, independent auditors, legal counsel or others to attend meetings and to provide relevant information. At least annually, the Committee shall hold an executive session at which only independent directors and the independent auditor are present.

4.     The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.

5.     The Committee may elect a Chairman of the Committee who, if elected, shall preside at all meetings. At all meetings of the Committee, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at a meeting at which a quorum is in attendance shall be the act of the Committee. Members of the Committee may participate in any meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book. Any person present at a meeting may be appointed by the Committee as Secretary to record the minutes. The Committee may adopt additional rules of procedure, but when a matter of procedure is not addressed by Committee rules, the procedure specified by the Company’s Bylaws shall be followed. The Committee may also act by unanimous written consent as the Committee may decide.

6.     The Committee shall make itself available to meet with management of the Company to discuss any matters that it or management deems appropriate, and shall be available to the independent auditors during the year for consultation purposes.

Committee Authority and Responsibilities

1.     The Committee shall assist the Board in fulfilling the Board’s oversight responsibilities with respect to financial reporting to stockholders and the SEC, the system of controls that management has established, and the external audit process, and report the results of its activities to the Board.

2.     The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and for their accuracy, and the Company’s independent auditors are responsible for auditing those financial statements. While the Committee has certain authority and oversight responsibilities under this charter, it is not the responsibility of the Committee to plan or conduct audits. In the absence of their having reason to believe that such reliance is unwarranted, the Committee members may rely without independent verification on the information provided to them and on the representations made by the Company’s management and independent auditors.

3.     Additionally, the Committee recognizes that the Company’s management, as well as the Company’s independent auditors, have more time, knowledge and more detailed information concerning the Company’s financial statements than the Committee. In addition, auditing literature, particularly Statement of Auditing Standards No. 100 (which superseded Statement of Auditing Standards No. 71), defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The Committee members are not independent auditors, and the term “review” as applied to the Committee in this charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements. Furthermore, the Committee’s authority and oversight responsibility do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards.

4.     The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Independent Auditor Oversight

1.     Be directly and solely responsible for the appointment, dismissal, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

2.     Meet with the independent auditor prior to commencement of the audit and discuss the planning and staffing of the audit.

3.     Approve in advance the engagement of the independent auditor for all audit services and non-audit services (other than the de minimis exceptions permitted by the Act) and approve the fees and other terms of any such engagement. The term “non-audit services” means any professional services provided to the Company by the independent auditor, other than those provided to the Company in connection with an audit or a review of the financial statements of the Company. The Committee may grant pre-approval authority for non-audit services to the Chairman, subject to such limitations and conditions as the Committee may require. All actions taken by the Chairman pursuant to a grant of pre-approval authority shall be reported to the full Committee at its next meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

4.     Obtain and review annually a formal written statement from the independent auditor delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard 1, including fees paid by the Company to the auditor, in accordance with the Act. Review with the auditor all relationships between the auditor and management of the Company that may impact the objectivity and independence of the auditor and take, or recommend that the full Board take appropriate action to oversee the independence of the auditor. The Committee shall also approve the level of compensation of the auditor and determine, annually, whether such level of services and compensation affects the auditor’s independence.

5.     Evaluate annually the qualifications, performance and independence of the auditor and the lead (or coordinating) audit partner (or other audit partner having primary responsibility for the audit). On an annual basis, obtain a report from the independent auditors describing (i) the independent auditor’s internal quality-control procedures, and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues. The Committee shall present its conclusions with respect to the independent auditor to the full Board.

6.     Take any actions necessary to ensure the rotation, not less frequently than every five years, of the audit partner.

7.     Confirm that the Company has complied with the Act in the hiring of any employees or former employees of the independent auditor, after consultation with management.

8.     Review with the independent auditor:

a.      Any significant difficulties encountered by the independent auditor during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

b.     Any material accounting adjustments noted or proposed by the independent auditor.

c.      Any material communications between the audit team and the auditor’s national office regarding auditing or accounting issues arising in connection with the preparation of the financial statements.

d.     If applicable, any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the auditor to the Company, and management’s response.

e.      Any material correcting adjustments that have been identified by the auditor which are required to be disclosed in the Company’s periodic filings.

f.      Any major issue as to the adequacy of the Company’s internal controls and specific audit steps adopted in light of material control deficiencies.

9.     Review and discuss with management and the independent auditors any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with entities of which the Committee is made aware whose accounts are not consolidated in the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

10.   The independent auditor shall report promptly to the Committee all material written communications between the independent audit firm and Company management. The Committee shall also review any problems with management and any other matters required to be communicated to the Committee under generally accepted auditing standards or applicable rules under or of the Act, the SEC, Nasdaq, or other regulatory authorities. The independent auditors shall also report on recently issued and adopted accounting standards, the Company’s compliance therewith, and the effect of unusual or extraordinary transactions. The independent auditors must discuss their judgments about the quality and content of the Company’s accounting principles with the Committee.

Financial Information Oversight

1.     Review and discuss with management and the independent auditor, prior to their release to the public:

a.      The Company’s annual audited financial statements and related footnotes, including any appropriate matters regarding the clarity of the disclosures in such financial statements, accounting principles, practices and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

b.     Any certification, report, opinion or review rendered by the independent auditor.

c.      The Company’s quarterly financial statements.

d.     The Company’s disclosure in its Annual Report on Form 10-K and Quarterly Report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

e.      Earnings press releases.

f.      Financial information and earnings guidance provided to analysts and rating agencies, if any.

2.     Discuss with management and the independent auditor:

a.      The selection, application and disclosure of the critical accounting policies and practices used by the Company, as the same are identified by management or the independent auditor, and any changes thereto and the ramifications of such changes and, if applicable, alternative accounting treatments and the treatment preferred by the independent auditor.

b.     The evaluative criteria identified by management and used in their selection of critical accounting principles and methods.

c.      Any significant judgments made in management’s preparation of the financial statements, as so identified by management or the independent auditor, and the view of each as to the appropriateness of such judgments.

d.     The effect of regulatory and accounting initiatives and improvements identified by management or the independent auditor and the potential impact upon the Company’s auditing and accounting principles and practices.

e.      Any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

f.      Any employee complaints that raise material issues regarding the Company’s financial statements, accounting policies or internal accounting controls.

3.     Report to the Board regarding any audit opinions that contain “going concern” qualifications.

4.     Approve all filings with the SEC containing the Company’s financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

5.     Recommend to the Board whether the audited financial statements should be included in the Company’s periodic filings.

6.     Cause the independent auditors to conduct an Interim Financial Review in accordance with Statement of Auditing Standards No. 100 on the quarterly financial statements of the Company prior to each filing of the Company’s Form 10-Q.

Internal Controls Oversight

1.     Review and discuss annually with management and the independent auditor its assessment of the effectiveness of the Company’s internal controls, including computerized information systems controls and security, disclosure controls and procedures for financial reporting.

2.     Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.

3.     Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.

4.     If the Company has an internal auditor: (i) the internal auditor shall report directly to the Committee; (ii) the Committee shall review the scope and plans of any internal audit recommended by the internal auditor; (iii) the internal auditor shall report directly to the Committee with the results of all internal audits; (iv) the Committee shall review with the internal auditor all recommendations made by the internal auditor as the result of any internal audit; and (v) the Committee shall review with management the implementation of such recommendations by the Company.

5.     Review with the principal executive and financial officers of the Company and the independent auditor:

a.      All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and any material weaknesses in internal controls.

b.     Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Legal Compliance and Ethics Oversight

1.     To the extent required by SEC rules, adopt policies and procedures for the review, approval and ratification of related person transactions. Review all such related person transactions in accordance with such policies and procedures and, upon completion of such review, either approve or disapprove (with referral to the Company’s Board) each such related person transaction.

2.     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.     Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

4.     Review with the Company’s legal counsel any legal matters that could have a significant impact on the Company’s financial statements, compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, including corporate securities trading policies.

5.     Review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations under the Act, including the Company’s disclosure controls and procedures and internal controls for financial reporting.

Other Matters Oversight

1.     Discuss with management the Company’s significant financial risks or exposures and assess the steps management has taken to monitor and control such risks or exposures. Discuss with management the process by which risk monitoring, assessment and management is undertaken and handled.

2.     Prepare the Committee’s report required by SEC rules to be included in the Company’s annual proxy statement.

3.     Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

4.     Review and reassess this charter’s adequacy at least annually, propose changes to this charter to the Board for its approval as necessary, and cause this charter to be published at least triennially in accordance with SEC regulations.

5.     Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

General and Resources

1.     Have the authority to engage and determine funding for independent counsel and other advisors as the Committee deems necessary to carry out its duties. The Company shall also provide funding for ordinary administrative expenses of the Committee that the Committee deems necessary or appropriate in carrying out its duties.

2.     In discharging its oversight role, investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and, at its discretion, initiate special investigations, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee in fulfilling its duties under this charter.

3.     Perform such other activities consistent with this charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Limitation

Nothing in this charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Company under the Delaware General Corporation Law, as from time to time amended, and this charter does not impose, nor shall it be interpreted to impose, any duty on any director greater than, or in addition to the duties or standards established by the Delaware General Corporation Law.

FARMER BROS. CO.

ANNUAL MEETING OF STOCKHOLDERS

Monday, November 27, 2006

10:00 a.m.

FARMER BROS. CO.
CORPORATE OFFICE
20333 South Normandie Avenue
Torrance, CA 90502

Farmer Bros. Co.
20333 South Normandie Avenue
Torrance, CA 90502
Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 27, 2006.

The shares of stock you hold in your account will be voted as you specify.

If no choice is specified, the proxy will be voted FOR Items One and Two.

By signing the proxy, you revoke all prior proxies and appoint Guenter W. Berger and Lewis A. Coffman, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

In their discretion, the proxy holders are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof.  A stockholder submitted a proposal relating to director indemnification for inclusion in the Proxy Statement which Farmer Bros. omitted pursuant to Rule 14a-8 of the Securities and Exchange Commission’s proxy rules. If the stockholder should present the proposal at the Annual Meeting, it is the intention of the persons named in this proxy to vote against such proposal.   The Board of Directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in the accompanying Proxy Statement.  In addition, other than one stockholder proposal relating to director indemnification properly omitted from the accompanying Proxy Statement under SEC rules, no other stockholder proposal was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Item One.

1.	To elect two Class III directors to a three year term expiring at the Annual Meeting of Stockholders in 2009: 01 Carol Farmer Waite 02 John H. Merrell	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

The Board of Directors Recommends a Vote FOR Item Two.

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2007.	☐ For	☐ Against	☐ Abstain

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees and FOR ratification of the selection of Ernst & Young LLP.

As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders to be held on November 27, 2006, the 2006 Proxy Statement and the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2006.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.